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                                                               EXHIBIT NO. 99.10

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 41 to Registration Statement No. 2-50409 of MFS Series Trust IX, of our report dated June 7, 2001 appearing in the annual report to shareholders for the year ended April 30, 2001 for MFS Research Bond Fund, a series of MFS Series Trust IX, and to the references to us under the headings "Financial Highlights" in the Prospectuses and "Independent Auditors and Financial Statements" in the Statements of Additional Information, both of which are part of such Registration Statement.


DELOITTE & TOUCHE LLP
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Deloitte & Touche LLP

Boston, Massachusetts
June 26, 2001